Exhibit 99.1

FOR IMMEDIATE RELEASE

Neurocrine Biosciences Provides Preliminary Fourth Quarter and Full-Year 2017 Sales Results and 2018 Program Milestones

•	Total Preliminary Revenue for the Fourth Quarter of 2017 was Approximately $94 Million and $161 Million for the Full-Year 2017

•	INGREZZA® (valbenazine) Preliminary Fourth Quarter Net Product Sales of Approximately $64 Million with Approximately 9,100 TRx

•	Received $30 Million Milestone from AbbVie for the Elagolix Endometriosis NDA Acceptance During the Fourth Quarter of 2017

•	INGREZZA® (valbenazine) Preliminary Net Product Sales of Approximately $116 Million with Approximately 14,900 TRx Sold Since Commercial Launch on May 1, 2017

SAN DIEGO, Jan. 7, 2018 - Neurocrine Biosciences, Inc. (NASDAQ: NBIX) today announced an update on its business performance, including preliminary sales results for 2017 and key program initiatives for 2018. Kevin Gorman, CEO of Neurocrine, will discuss these updates as part of a webcast presentation at the 36th Annual J.P. Morgan Healthcare Conference in San Francisco on Monday, January 8 at 3:00 p.m. PT (6:00 p.m. ET).

“In 2017, we made exceptional progress as an organization with the launch of INGREZZA, aiding adult patients suffering from tardive dyskinesia. Our fourth quarter sales reflect continued strong prescription growth for INGREZZA which more than offset the net sales impact from the transition to the 80 mg capsules. Increase in psychiatrist and neurologist uptake reflects expanded brand awareness with positive treatment outcomes,” said Kevin Gorman, Ph.D., Chief Executive Officer of Neurocrine Biosciences. “Entering 2018, we are excited about our opportunities to continue our INGREZZA launch and clinical development efforts in Tourette syndrome as well as achieving meaningful pipeline milestones in collaboration with AbbVie for elagolix in both endometriosis and uterine fibroids.”

Preliminary Fourth Quarter and Full-Year 2017 Sales Results (Unaudited)

Based on preliminary unaudited financial information, the Company expects net product sales of INGREZZA® (valbenazine) to be approximately $64 million for the fourth quarter ended December 31, 2017. Total Company revenues for the fourth quarter are expected to be approximately $94 million inclusive of a $30 million milestone payment received from AbbVie for the FDA’s acceptance of the elagolix endometriosis NDA in the fourth quarter.

Preliminary full-year unaudited net product sales of INGREZZA are expected to be approximately $116 million and total Company revenues of approximately $161 million inclusive of $45 million revenue recognized from our collaboration agreements with AbbVie and Mitsubishi Tanabe Pharma Corporation.

No similar net product sales were reported for the comparable periods of 2016. INGREZZA capsules were made available for commercial distribution on May 1, 2017, and the Company recognizes revenue using a sell-in methodology when products are delivered to select pharmacies or distributors.

2018 Expected Program Milestones

INGREZZA for Tardive Dyskinesia

•	Continued launch progress through tardive dyskinesia disease state education and enhanced brand awareness

•	Execution of post-marketing clinical studies

•	Presentations at key scientific annual meetings, including American Academy of Neurology, American Psychiatry Association, International Parkinson and Movement Disorder Society

INGREZZA for Tourette Syndrome

•	Phase II trial enrollment with data expected late 2018

Elagolix in Collaboration with AbbVie

•	Elagolix for endometriosis PDUFA decision in Q2 2018

•	Elagolix for uterine fibroids Phase III data Q1 2018 with expected 2019 NDA filing

Opicapone for Parkinson’s Disease

•	FDA meeting for determination of NDA path forward in January 2018

Congenital Adrenal Hyperplasia (CAH)/NBI-74788

•	Phase IIa data for CAH (adults) in 1H 2018

•	Phase II initiation for CAH (pediatric) in 2H 2018

•	Phase III initiation for CAH (adults) in 2H 2018

New Internally Discovered Program

•	IND submission and initiation of a Phase I trial

Management Update

In a separate press release issued today, Neurocrine also announced the retirement of Christopher O’Brien, M.D., in February 2018 and the appointment of Eiry W. Roberts, M.D., as Chief Medical Officer.

About INGREZZA® (valbenazine) Capsules

INGREZZA, a selective VMAT2 inhibitor, is the first FDA approved product indicated for the treatment of adults with tardive dyskinesia, a condition associated with uncontrollable, abnormal and repetitive movements of the trunk, extremities and/or face.

INGREZZA is thought to work by reducing the amount of dopamine released in a region of the brain that controls movement and motor function, helping to regulate nerve signaling in adults with tardive dyskinesia. VMAT2 is a protein in the brain that packages neurotransmitters, such as dopamine, for transport and release in presynaptic neurons. INGREZZA, developed in Neurocrine’s laboratories, is novel in that it selectively inhibits VMAT2 with no appreciable binding affinity for VMAT1, dopaminergic (including D2), serotonergic, adrenergic, histaminergic, or muscarinic receptors. Additionally, INGREZZA can be taken for the treatment of tardive dyskinesia as one capsule, once-daily, together with psychiatric medications such as antipsychotics or antidepressants.

Important Safety Information

Warnings & Precautions

Somnolence

INGREZZA can cause somnolence. Patients should not perform activities requiring mental alertness such as operating a motor vehicle or operating hazardous machinery until they know how they will be affected by INGREZZA.

QT Prolongation

INGREZZA may prolong the QT interval, although the degree of QT prolongation is not clinically significant at concentrations expected with recommended dosing. INGREZZA should be avoided in patients with congenital long QT syndrome or with arrhythmias associated with a prolonged QT interval. For patients at increased risk of a prolonged QT interval, assess the QT interval before increasing the dosage.

Adverse Reactions

The most common adverse reaction (≥5% and twice the rate of placebo) is somnolence. Other adverse reactions (≥2% and >placebo) include: anticholinergic effects, balance disorders/falls, headache, akathisia, vomiting, nausea, and arthralgia.

You are encouraged to report negative side effects of prescription drugs to the FDA. Visit MedWatch at www.fda.gov/medwatch or call 1-800-FDA-1088.

Please see INGREZZA full Prescribing Information at www.INGREZZA.com/HCP

About Neurocrine Biosciences, Inc.

Neurocrine Biosciences is a San Diego based biotechnology company focused on neurologic, psychiatric and endocrine related disorders. The Company markets INGREZZA® (valbenazine) capsules in the United States for the treatment of adults with tardive dyskinesia. INGREZZA is a novel, selective vesicular monoamine transporter 2 (VMAT2) inhibitor, and is the first FDA approved product indicated for the treatment of adults with tardive dyskinesia. The Company’s three late-stage clinical programs are: elagolix, a gonadotropin-releasing hormone antagonist for women’s health that is partnered with AbbVie Inc.; opicapone, a novel, once-daily, peripherally-acting, highly-selective catechol-o-methyltransferase inhibitor under investigation as adjunct therapy to levodopa in Parkinson’s patients; and INGREZZA, a novel, once-daily, selective VMAT2 inhibitor under investigation for the treatment of Tourette syndrome.

Neurocrine Biosciences, Inc. news releases are available through the Company’s website via the internet at http://www.neurocrine.com.

Forward-Looking Statements

In addition to historical facts, this press release contains forward-looking statements that involve a number of risks and uncertainties. These statements include, but are not limited to, statements related to our preliminary financial information, to the benefits to be derived from Neurocrine’s products and product candidates, including INGREZZA; the value INGREZZA and our product candidates may bring to patients; the success of the continued launch of INGREZZA; and the timing of completion of clinical and other development activities. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are: risks and uncertainties associated with items that may be identified during its financial statement closing process that cause adjustments to the estimates included in this press release; Neurocrine’s future financial and operating performance; risks and uncertainties associated with the commercialization of INGREZZA, including the likelihood of continued revenue growth of

INGREZZA; risks or uncertainties related to the development of the Company’s product candidates; risks and uncertainties relating to competitive products and technological changes that may limit demand for INGREZZA or a product candidate; risks associated with the Company’s dependence on third parties for development and manufacturing activities related to INGREZZA and the Company’s product candidates, and the ability of the Company to manage these third parties; risks that the FDA or other regulatory authorities may make adverse decisions regarding INGREZZA or the Company’s product candidates; risks associated with the Company’s dependence on AbbVie for the development and commercialization of elagolix; risks that clinical development activities may not be completed on time or at all; risks that clinical development activities may be delayed for regulatory or other reasons, may not be successful or replicate previous clinical trial results, may fail to demonstrate that our product candidates are safe and effective, or may not be predictive of real-world results or of results in subsequent clinical trials; risks that the benefits of the agreements with BIAL and Mitsubishi Tanabe may never be realized; risks associated with the Company’s dependence on BIAL for tech transfer, development and manufacturing activities related to opicapone; risks associated with the Company’s dependence on Mitsubishi Tanabe for the development and commercialization of valbenazine in Japan and other Asian countries; risks that INGREZZA and/or our product candidates may be precluded from commercialization by the proprietary or regulatory rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and other risks described in the Company’s periodic reports filed with the Securities and Exchange Commission, including without limitation the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. Neurocrine disclaims any obligation to update the statements contained in this press release after the date hereof.

###

Contact: Neurocrine Biosciences, Inc.

Navjot Rai (Media & Investors)

858-617-7623

IR@neurocrine.com